fUNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 22, 2021

GAIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GAIA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

On December 22, 2021, Gaia, Inc., a Colorado corporation (the “Company” or “Gaia”), entered into, and completed its acquisition of Yoga International Inc., a Delaware corporation (“YI”) pursuant to, an Agreement and Plan of Merger (“Merger Agreement”), with YI, YI Merger Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub I”), and YI Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”). All capitalized terms used below and not otherwise defined have the definitions as set forth in the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and conditions set forth therein, Merger Sub I merged with and into YI (the “First Merger”), with YI surviving the First Merger and continuing as a wholly owned subsidiary of the Company. Immediately following the First Merger, and as part of the same overall integrated transaction, YI merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II continuing as a wholly owned subsidiary of the Company. The boards of directors of YI and the Company unanimously approved the Merger.

YI stockholders holding 100% of the issued and outstanding shares of capital stock of YI approved the Merger Agreement, the Merger and the other transactions contemplated thereby and executed joinders to the Merger Agreement in the form attached as Exhibit A to the Merger Agreement.

At the closing of the Merger, all of the issued and outstanding shares of YI preferred and common stock were converted into the right to receive an aggregate of $9,065,000 (including the Deferred Cash Amount described below) in cash plus a total of 1,134,613 shares of Gaia Class A common stock. At closing a portion of the cash consideration was used as follows: $505,000 to repay all outstanding debt of YI, $530,000 for transaction fees and approximately $1,330,000 was retained by YI to fund the Balance Sheet Shortfall. The determination of the number of shares issued pursuant to the Merger Agreement was based on the ten-day volume weighted average price of Gaia Class A common stock as listed on the Nasdaq Global Market during the ten trading-day period ending on December 16, 2021 (the trading day three days before the date of the Merger Agreement). Half of the shares of Gaia Class A common stock issued pursuant to the Merger Agreement are subject to a six-month holdback arrangement and the other half are subject to a holdback until January 1, 2023.

$1,000,000 of the cash to be received by YI stockholders pursuant to the Merger Agreement will be due and payable on March 1, 2022 subject to certain adjustments for any Closing Balance Sheet Shortfall and any indemnity claims (the “Deferred Cash Amount”).

The Merger Agreement includes customary indemnification provisions providing that a portion of the Gaia shares constituting the Merger consideration will be subject to la holdback arrangement as discussed above after the closing date in order to satisfy the indemnification obligations of the stockholders under the Merger Agreement for breaches of YI’s representations, warranties, covenants and other matters.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, YI, Merger Subs, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. The Merger Agreement should not be read alone but should instead be read in conjunction with other filings the Company will make with the U.S. Securities and Exchange Commission (the “SEC”).

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by refences into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K with respect to the issuance of shares of Gaia Class A common stock as part of the Merger consideration is incorporated herein by reference.   The 1,134,613 shares of Gaia’s Class A common stock were issued in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The issued securities bear a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act.

Item 8.01	Other Events.

On December 22, 2021, Gaia issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K have not been included in this report but will be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information required by Item 9.01(b) of Form 8-K have not been included in this report, but will be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger as of December 22, 2021, by and among Gaia, Inc., YI Merger Sub I, Inc., YI Merger Sub II, LLC, and Yoga International, Inc.*

99.1	Press Release issued by Gaia on December 22, 2021

104	Cover Page Interactive Data File

* This exhibit excludes schedules and certain exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

By:  /s/ Paul Tarell
        Name: Paul Tarell
        Title: Chief Financial Officer

Date: December 23, 2021